Exhibit 23(i)

CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Massachusetts Mutual Life Insurance Company


We consent to the inclusion in this Post-Effective Amendment No. 4 to the registration statement on Form S-2 (File No. 33-84802) of our report, which includes explanatory paragraphs relating to the use of statutory accounting practices, which practices differ from generally accepted accounting principles, dated February 6, 1998 and "Selected Historical Financial Data" on our audits of the statutory financial statements and statutory financial statement schedules of Massachusetts Mutual Life Insurance Company. We also consent to the reference to our Firm under the caption "Experts."



                                             Coopers & Lybrand L.L.P.



Springfield, Massachusetts
March 30, 1998

REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Massachusetts Mutual Life Insurance Company

In connection with our audits of the statutory financial statements of Massachusetts Mutual Life Insurance Company as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which financial statements are included in the Post Effective Amendment No. 4 to the registration statement on Form S-2 (File No. 33-84802), we have also audited the financial statement schedules listed in Exhibit 23(ii) herein.

In our opinion, these financial statement schedules, when considered in relation to the basic statutory financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

                                               Coopers & Lybrand L.L.P.

Springfield, Massachusetts
February 6, 1998

Exhibit 23(i)

CONSENT OF INDEPENDENT ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement for Massachusetts Mutual Life Insurance Company.


                                             Arthur Andersen LLP

Hartford Connecticut
April 1, 1998

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Policyholders of Connecticut Mutual Life Insurance Company:

We have audited the accompanying statutory statements of income, changes in policyholders' contingency reserves and cash flows of Connecticut Mutual Life Insurance Company (the Company) for the year ended December 31, 1995 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our originally issued report dated February 15, 1996, we expressed an opinion that the 1995 financial statements, prepared using accounting practices prescribed or permitted by the Insurance Department of the State of Connecticut, presented fairly, in all material respects, the financial position of the Company as of December 31, 1995, and the results of its operations and its cash flows for the year ended December 31, 1995 in conformity with generally accepted accounting principles. Pursuant to the provisions of Statement of Financial Accounting Standards No. 120 (SFAS No. 120), Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Enterprises for Certain Long-Duration Contracts, financial statements of mutual life insurance enterprises for periods ending on or before December 15, 1996, prepared using accounting practices prescribed or permitted by insurance regulators (statutory financial statements) are no longer considered presentations in conformity with generally accepted accounting principles when presented for comparative purposes with the enterprise's financial statements for periods subsequent to the effective date SFAS No. 120. Accordingly, our present opinion on the presentation of the 1995 financial statements in accordance with generally accepted accounting principles, as present herein, is different from that expressed in our previous report.


In our opinion, because of the effects of the matter discussed in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with generally accepted accounting principles, the results of operations and cash flows of Connecticut Mutual Life Insurance Company for the year ended December 31, 1995.

In our opinion, the financial statements referred to above do present fairly, in all material respects, the results of operations and cash flows of Connecticut Mutual Life Insurance Company for the year ended December 31, 1995 in conformity with accounting practices prescribed or permitted by the Insurance Department of the State of Connecticut.



ARTHUR ANDERSEN LLP

Hartford, Connecticut
February 15, 1996